PBF Energy Announces CEO Transition Plans

•Tom Nimbley to transition to Executive Chairman of the Board of Directors; steps down as Chief Executive Officer on July 1 after over a decade of leading company
•Matthew C. Lucey, current President, will assume President and Chief Executive Officer role

PARSIPPANY, N.J., May 4, 2023 – The Board of Directors of PBF Energy Inc. (NYSE: PBF) has named its current President, Matthew C. Lucey, as President and Chief Executive Officer and appointed him to the Board, effective July 1, 2023. Mr. Lucey will succeed current CEO Tom Nimbley, who will continue as Executive Chairman of the Board of Directors.
Mr. Nimbley has been Chief Executive Officer of PBF Energy since our initial public offering in 2012, after leading its private predecessor company as Chief Executive Officer since 2010. In 2016, the Board of Directors appointed him Chairman and Chief Executive Officer.
“Tom’s vision and commitment are the reasons why PBF Energy is so well-positioned today,” said Gene Edwards, lead Independent Director of the Board of Directors. “His deep refining knowledge has allowed PBF Energy to navigate challenging industry conditions as we pursued a path of growth as a development company with zero assets to being one of the largest independent refiners in North America today.”
PBF Energy has recorded many notable achievements under Mr. Nimbley’s leadership, including:
•Establishing PBF Energy as a leading independent refiner with a geographically diversified portfolio of six high complexity refineries and associated logistics assets;
•Focusing PBF Energy on investing for the future, as most recently demonstrated by the Company’s St. Bernard Renewables plant located in Chalmette, Louisiana, which will enable the Company to contribute diversified sources of energy to the global mix, lower the carbon intensity of its operations and products, and exponentially increase production of Renewable Identification Numbers (RINs)
•Creating a values-based organization with a mission to operate our facilities safely, reliably and in an environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities that host us, and provide superior returns to our investors.
“On behalf of the Board of Directors, I want to thank Tom for his outstanding leadership as Chairman and CEO,” Mr. Edwards continued. “I look forward to continuing to work with him as our Executive Chairman.”
“Matt is the right leader at the right time for PBF Energy,” Mr. Nimbley said. “I have partnered with him for many years, and I am confident he will continue to serve PBF Energy, our employees, host communities, and shareholders well.”
Mr. Lucey joined PBF Energy’s predecessor company at its formation in 2008, serving as the Company’s first Chief Financial Officer until 2014, when he became Executive Vice President. He has been President of the Company since 2015, in charge of day-to-day operations and strategic projects. Prior to his tenure at PBF Energy, Mr. Lucey worked in private equity specializing in several sectors of the broader energy industry from 2001 to 2008. Before that, he spent six years in the banking industry.
“Tom’s leadership in fostering a culture of operating excellence and financial strength will continue to benefit us in the years to come,” Mr. Lucey said. “The Company is on strong financial footing and remains committed to maintaining strength through our balance sheet while striving for superior shareholder returns. I am excited to continue working with him and the entire PBF team as the Company takes on the challenges and opportunities that lie ahead.”

About PBF Energy
PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
Forward-looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” (as that term is defined under the federal securities laws). These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond PBF Energy’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in PBF Energy’s filings with the SEC. All forward-looking statements speak only as of the date hereof. PBF Energy does not undertake any obligation to revise or update any forward-looking statements except as may be required by applicable law.
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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994